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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated April 21, 1999, on the consolidated financial statements and schedule of TESSCO Technologies Incorporated, included in TESSCO Technologies Incorporated's Annual Report on Form 10-K for the fiscal year ended March 28, 1999, and to all references to our firm included in this Registration Statement.

                                     /s/ ARTHUR ANDERSEN
                                    ----------------------
                                    Arthur Andersen


Baltimore, Maryland
JANUARY 21, 2000